EXHIBIT 10.48



                    COQUILLE ECONOMIC DEVELOPMENT CORPORATION

                           GAMING ENTERTAINMENT L.L.C.

                 FIRST AMENDED AND RESTATED PARTICIPATING LEASE

        THIS FIRST AMENDED AND RESTATED PARTICIPATING LEASE dated as of October 8, 1996 (this "Lease"), restates and amends that certain Participating Lease made as of February 9, 1995, as amended, by and between GAMING ENTERTAINMENT L.L.C., a Delaware limited liability company ("GELLC" or "Lessor;" successor in interest to FULL HOUSE RESORTS, INC., a Delaware corporation ("FHR")), whose address is 55 Technology Way, West Greenwich, Rhode Island 02817 and COQUILLE ECONOMIC DEVELOPMENT CORPORATION, a corporation chartered by the Coquille Indian Tribe ("Lessee" or "CEDCO"), whose address is 3201 Tremont, North Bend, Oregon 97459.

1.      RECITALS.

        WHEREAS, the Coquille Indian Tribe (the "Tribe") has been reorganized pursuant to the Coquille Restoration Act of 1989, (25 U.S.C. Section 715 through
715g) and has the authority to direct the Secretary of the Interior to acquire land in trust;

        WHEREAS, the Tribe has organized CEDCO pursuant to its laws for the purpose of developing projects for the general economic welfare of the Tribe and has vested CEDCO with the right and authority to contract for the transactions set forth herein;

        WHEREAS, CEDCO operates a gaming facility on a portion of the Premises in compliance with Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C.
Section 2701 et seq. and its gaming compact with the State of Oregon;

        WHEREAS, CEDCO leases the Premises from the Tribe pursuant to the Business Lease;

        WHEREAS, FHR subleases the Premises from CEDCO pursuant to a Master Lease dated as of February 9, 1995, as amended (the "Old Master Lease") pursuant to which CEDCO expanded, reconstructed, improved and built-out the Premises sufficient to accommodate the gaming facility which is presently operated by CEDCO;

        WHEREAS, pursuant to the Loan Agreement dated as of February 9, 1995, as amended (the "Old Loan Agreement"), FHR agreed to loan to CEDCO up to $10,400,000 (such amounts as are outstanding with respect to such loans as of the date hereof, the "Existing Indebtedness"), subject to the terms and conditions of the Old Loan Agreement for the purpose of, among other things, permitting CEDCO to finance the expansion, reconstruction, improvement and build-out referenced above of the Premises;


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        WHEREAS, FHR sub-subleases the Premises to CEDCO pursuant to a
Participating Lease dated as of February 9, 1995, as amended (the "Old Participating Lease");

        WHEREAS, in December 1995, FHR assigned to GELLC its interest in the Old Master Lease, the Old Loan Agreement, the Old Participating Lease and related documents and agreements;

        WHEREAS, in connection with the execution of a Loan Agreement of even date herewith between CEDCO and Miller & Schroeder Investments Corporation and related documents and agreements, Miller & Schroeder Investments Corporation has agreed to lend to CEDCO $ 17,500,000 for the purpose of permitting CEDCO to retire the Existing Indebtedness and to finance the acquisition of certain equipment and of certain improvements with respect to the Premises; and

        WHEREAS, GELLC and CEDCO wish to amend and restate the Old Participating Lease in light of the events and transactions described above.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GELLC and CEDCO hereby agree as follows:

2.      DEFINITIONS.

        The following terms will have the following meanings for all purposes of this Lease:

        "ANNUAL PERCENTAGE RENTAL" means with respect to any twelve month period commencing on October 8, 1996, an amount equal to thirteen percent (13%) of Gross Gaming Revenue for such twelve month period, and continuing for each consecutive twelve month period thereafter for the term of this Lease, provided however, that such annual percentage rental shall be reduced: (i) on October 8, 1999 to 12% of Gross Gaming Revenue; (ii) on October 8, 2000 to 11 % of Gross Gaming Revenue; and (iii) on October 2001 to 10% of Gross Gaming Revenue. No Annual Percentage Rental shall accrue with respect to any period after August 19, 2002. Notwithstanding the above, in the event Gross Gaming Revenue for any twelve month period exceeds $20,000,000, ten percent (10%) shall be the applicable percentage to all amounts in excess of such threshold.

        "BASE ANNUAL RENTAL" means: (i) $45,000 for each Lease Year, plus a one-time rental payment equal to $455,000 which will be payable (a) on or before the first day of the seventh full Lease Year in the event the Lease Term is not extended pursuant to Section 4, or (b) on or before the first day of the fourteenth full Lease Year in the event the Lease Term is extended pursuant to
Section 4 or (ii) in the event CEDCO effectuates a buy-down pursuant to Section 5(e), $1.00 for any Lease Year thereafter.


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        "BASE MONTHLY RENTAL" means an amount equal to 1/12 of the Base Annual
Rental.

        "BUSINESS LEASE" means that certain lease agreement dated February 9, 1995 between CEDCO, as Lessee, and the Coquille Indian Tribe, as Lessor.

        "CASINO IMPROVEMENTS" means the improvements to the gaming facility to be constructed upon the Premises, as described on Exhibit B.

        "COMMENCEMENT DATE" means May 19, 1995, which was the date the Premises were opened to the public and gaming activities commenced.

        "COMMERCIAL ACTIVITIES" means any commercial activities conducted on the Premises, including, without limitation, gaming activities, collateral economic activities, other commercial activities and the rental or leasing of the Premises, any improvements thereon or any portion thereof.

        "COMPACT" means the compact dated December 8,1994, as amended, entered into by and between the Coquille Indian Tribe and the State of Oregon as required by IGRA.

        "DAILY PERCENTAGE RENTAL" means with respect to each day during the term of the Lease commencing on October 8, 1996, an amount equal to thirteen percent (13%) of Gross Gaming Revenue for such day, provided however, that such daily percentage rental shall be reduced: (i) on October 8, 1999 to 12% of Gross Gaming Revenue for each such day; (ii) on October 8, 2000 to 11% of Gross Gaming Revenue for each such day; and (iii) on October 8, 2001 to 10% of Gross Gaming Revenue for each such day. No Annual Percentage Rental shall accrue with respect to any period after August 19, 2002. Notwithstanding the above, in the event Gross Gaming Revenue for any twelve month period exceeds $20,000,000, ten percent (10%) shall be the applicable percentage to all amounts in excess of such threshold.

        "GAMING LAWS" means the Compact, IGRA and the Ordinance.

        "GELLC" means Gaming Entertainment L.L.C., a Delaware limited liability company.

        "GROSS GAMING REVENUE" means all revenues, sales or other gross proceeds (after payment of cash prizes and after payment of non-cash prizes which non-cash prizes shall be treated the same as cash prizes for the purpose of determining Gross Gaming Revenue provided that the hold percentage is set to cover the cost of such non-cash prizes) derived from or with respect to the operation of electronic and mechanical gaming devices (slot machines and/or video lottery terminals) now possessed by CEDCO or hereafter acquired by CEDCO pursuant to a lease or otherwise, live keno, live bingo and electronic bingo machines, and/or wagering with pull-tabs, but excluding revenues from all other table games. Complimentary plays, chips, token or any other complementary charges shall be deemed an

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operating expenses and shall not be deducted from gross revenues for purposes of calculating Gross Gaming Revenue.

        "IGRA" means the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. /section/ 2701 ET SEQ. and any and all rules, ordinances and guidelines promulgated pursuant to any such laws, and any amendments, substitutions or replacements of any of the foregoing.

        "LAWS" means collectively the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. /section/ 9601, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. /section/ 1801, ET SEQ., the Toxic Substances Control Act, 15 U.S.C. /section/ 2601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. /section/ 6901, ET SEQ., the Petroleum Marketing Practices Act, 15 U.S.C. /section/ 2801, ET SEQ., the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. /section/ 9601, ET SEQ., any applicable federal, state, county or local laws applicable to or regulating hazardous substances, toxic wastes, pollutants or similar environmental or safety subjects, any rules, ordinances and guidelines promulgated pursuant to any one or more or such laws, and any amendments, substitutions or replace-ments of any of the foregoing.

        "LEASE TERM" means the period described in Section 4 hereof.

        "LEASE YEAR" means: (i) for the first year, the approximately twelve
(12) month period commencing on the Commencement Date of this Lease and ending on the last calendar day of the month in which the anniversary date of this Lease occurs; and (ii) for each year thereafter, the twelve (12) month period commencing on the first calendar day of the month subsequent to the anniversary date of this Lease and ending on the last calendar day of the month in which the anniversary date of this Lease occurs.

        "LESSEE" means Coquille Economic Development Corporation, a corporation wholly owned by and chartered by the Coquille Indian Tribe.

        "LESSOR" means GELLC, as successor in interest to FHR, or its successors or assigns.

        "LOAN AGREEMENT" means that certain loan agreement executed by and between CEDCO and Miller & Schroeder Investments Corporation of even date herewith.

        "LEASEHOLD MORTGAGEE" means the beneficiary of an instrument encumbering this Lease.

        "MASTER LEASE" means that certain First Amended and Restated Master Lease dated of even date herewith between CEDCO, as Lessor and GELLC, as Lessee.

        "MONTHLY PERCENTAGE RENTAL" means with respect to month commencing on October 8, 1996 and for each month thereafter through the term of the Lease, an amount

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equal to thirteen percent (13%) of Gross Gaming Revenue for such month, provided however, that such monthly percentage rental shall be reduced: (i) for months commencing on and after October 8, 1999 to 12% of Gross Gaming Revenue for each such month; (ii) for months commencing on and after October 8, 2000 to 11% of Gross Gaming Revenue for each such month; and (iii) for months commencing on and after October 8, 2001 to 10% of Gross Gaming Revenue for each such month. No Annual Percentage Rental shall accrue with respect to any period after August 19, 2002. Notwithstanding the above, in the event Gross Gaming Revenue for any twelve month period exceeds $20,000,000, ten percent (10%) shall be the applicable percentage to all amounts in excess of such threshold.

        "ORDINANCE" means the ordinance enacted by the Tribe in compliance with the Compact between the Tribe and the State of Oregon and the Indian Gaming Regulatory Act ("IGRA") for the operation, conduct of gaming in order to fund the Tribe's government operations and programs, including, without limitation, programs which provide for the general welfare of the Tribe and its members, promote the economic development of the Tribe and provide employment and training opportunities for Tribal members, Indians generally and persons who reside in the surrounding communities. As used herein, the term "Ordinance" means the ordinance enacted by the Tribe in compliance with the Compact and IGRA or as amended or modified hereafter.

        "PLANS AND SPECIFICATIONS" means the plans and specifications respecting the Casino Improvements, all as required pursuant to Section 12 of the Master Lease.

        "PREMISES" means the real property together with all buildings, structures, fixtures and improvements located thereon or thereunder or to be located thereon or thereunder, in Coos County, Oregon, commonly known as the Mill Casino, a legal description and map which is contained in Exhibit A, together with such other parcels, rights of way and easements acquired or leased by CEDCO, the Tribe, and or their affiliates to enhance the businesses operated at the Mill Casino.

        "REGULATED SUBSTANCE" means any term as described or defined in any of the Laws or any applicable federal, state, county or local laws applicable to or regulating UST.

        "RENTAL PAYMENTS" means all current or accrued Daily Percentage Rental, Base Monthly Rental and Monthly Percentage Rental and other sums due and payable pursuant to Section 5.

        "UST" means any one or combination of underground tanks (including underground pipes connected thereto) that are used to contain an accumulation of Regulated Substances and the volume of which (including the pipes connected thereto) are ten (10) percent or more beneath the surface of the ground.


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3.      DEMISE OF PREMISES.

        In consideration of the rentals and other sums to be paid by CEDCO and of the other terms, covenants and conditions on CEDCO's part to be kept and performed, GELLC hereby leases to CEDCO, and CEDCO hereby takes and hires the Premises.

4.      LEASE TERM.

        (a) This Lease will be effective and enforceable from the date hereof (the "Effective Date"). Subject to earlier termination as provided herein, the primary term of this Lease (the "Primary Lease Term") will commence as of the Effective Date and, unless terminated sooner as provided in this Lease, will expire on the later of:

                (i)   midnight on August 19, 2002; or

               (ii) until GELLC has received all Rental Payments due under this Lease and all principal and interest due under the Loan Agreement.

        (b)    [RESERVED]

        (c) The Lease will be for an initial term of seven (7) years ("Primary Lease Term") pursuant to the terms and conditions provided in the Lease. GELLC hereby grants to CEDCO the right to extend the Primary Lease Term for three additional terms. If the Primary Lease Term is extended, the first additional term will be for seven (7) years. If extended thereafter, the second additional term will be for seven (7) years and if extended thereafter, the third additional term will be for four (4) years. The terms and conditions of any additional term will be mutually agreed upon by GELLC and CEDCO and may differ to the terms and conditions provided in this Lease. The Lease will be automatically extended, as described above, unless CEDCO gives written notice to GELLC within ninety (90) days of the expiration of the Lease of its intention to renegotiate the Lease. If the parties are unable to agree on the terms and conditions of any additional term, CEDCO will have the right to renew the Lease on the same terms and conditions set forth herein for three additional terms as described above, provided however, that the Lease payments will be $1.00 per year.

5.      RENTAL AND OTHER PAYMENTS.

        (a) Commencing as of the first (1st) day of the third (3rd) month following the Commencement Date, CEDCO will pay the Base Monthly Rental each month on or before the first (1st) day of the month for which it is due, and with respect to the first payment, such payment will include all Base Monthly Rental accruing from the date of disbursement of the Advance Rental (as defined and set forth in the Master Lease). If the Commencement Date commences other than on the first (1st) day of a calendar month, the Base Monthly

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Rental for the first (1st) month will be prorated from the date on which the
Commencement Date commences to and including the last day of said month.

        (b) [Reserved.]

        (c) CEDCO acknowledges and consents to formation of the tenant association pursuant to Section 30(c) of the Master Lease. CEDCO agrees to pay all charges assessed by the tenant association with the Monthly Percentage Rental due for each month.

        (d) CEDCO shall furnish to GELLC a written statement setting forth the amounts paid and/or payable pursuant to this Lease at the time each payment is due. In the event CEDCO has not paid the amounts due for that month, or any other charges due for that month, it shall pay the deficiency at the time the written statement is due together with interest at the Prime Rate (as defined in the Loan Agreement) plus 2%. To the extent that the Monthly Percentage Rental Payments actually paid is in excess of the amounts due hereunder or under the other Transaction Documents (as defined in the Loan Agreement), such excess shall be credited against future amounts due and owing from CEDCO with interest accruing at the Prime Rate (as defined in the Loan Agreement) plus two percent (2%) from the date of any such excess.

        (e) CEDCO acknowledges that $500,000.00 was paid by FHR as prepaid rent under the Master Lease. CEDCO utilized the loan proceeds, on August 19, 1995, to buy-down the Base Annual Rental in an amount equal to $500,000.00 which has been repaid as of even date herewith. The Base Annual Rental shall be $1.00 per year.

        (f) For any partial year between the commencement of the Lease Term and the beginning of the Lease Year, calculations of Base Annual Rental will be prorated on the basis of the ratio of the number of days in such partial year to three hundred sixty-five (365). For any Lease Year in which no indebtedness remains outstanding under the Loan Agreement, calculations of Annual Percentage Rental will be prorated on the basis of the number of days in such partial year percentage rental applies to three hundred sixty-five (365).

6.      RENTAL TO BE NET TO LESSOR.

        The Base Annual Rental and Annual Percentage Rental payable hereunder will be net to GELLC, so that this Lease will yield to GELLC the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises will be paid by CEDCO.

7.      TAXES AND ASSESSMENTS, UTILITIES, INSURANCE AND TAX AND
        INSURANCE IMPOUND.

        CEDCO will pay, as the same become due and prior to delinquency, all taxes and assessments, insurance and tax insurance impound amount which GELLC is required to pay

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pursuant to Sections 6, 7 and 8 of the Master Lease which are incorporated herein by this reference or any other amount which would affect in any manner the net return realized by GELLC under this Lease. CEDCO will maintain the insurance as specified in Section 8 of the Master Lease.

8.      PAYMENT OF RENTAL AND OTHER SUMS.

        All rental and other sums which CEDCO is required to pay hereunder shall be payable in full when due without right of setoff against any other claim or indebtedness of GELLC. CEDCO agrees to account to GELLC for all Gross Gaming Revenue.CEDCO shall cause GELLC to be paid the Rental Payments pursuant to provisions of the Loan Agreement and the Depository Agreement.

9.      PLANS, SPECIFICATIONS AND LOCATION OF IMPROVEMENTS ON THE PREMISES.

        Pursuant to the Master Lease, CEDCO will prepare and forward to GELLC the Plans and Specifications regarding the Casino Improvements. Such Plans and Specifications will include detailed drawings, specifications and preliminary cost estimates for the Casino Improvements. Notwithstanding the above, GELLC shall have no duty, obligation or right to approve Plans and Specifications under this Section.

10.     PERMITS.

        CEDCO will make application for and attempt to procure all necessary permits from all applicable governmental agencies authorizing all activities contemplated herein including, without limitation, all necessary building, plumbing and electrical permits contemplated pursuant to the Plans and Specifications.

11.     CONSTRUCTION AND IMPROVEMENTS ON THE  PREMISES.

        (a) CEDCO will develop a detailed construction cost estimate and proposed construction contract with respect to the Casino Improvements at the soonest practicable date after preparation of the Plans and Specifications. All contractors and subcontractors will be bonded.

        (b) Notwithstanding the above, GELLC shall have no duty or obligation nor the right to approve Plans and Specifications or other documents under this Section.

12.     DELIVERY OF EQUIPMENT AND STOCK.

        CEDCO will have the right to deliver and install on the Premises any equipment, trade fixtures, stock or other materials to be used by it. All equipment or other personal

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property used in the improvements and on the Premises supplied or installed at the sole cost and expense of CEDCO will be the sole property of CEDCO.

13.     ALTERATIONS.

        CEDCO will not commit actual or constructive waste upon the Premises without the prior written consent of GELLC. Any work at any time commenced by CEDCO on the Premises will be pursued diligently to completion, will be of good workmanship and materials and will comply fully with all the terms of this Lease.

14.     USE.

        CEDCO will use the Premises solely for the operation of a gaming business in accordance with the Gaming Laws and for other Commercial Activities and will diligently operate such businesses during the Lease Term. CEDCO will at all times during the Lease Term diligently operate a gaming facility on the Premises in a manner which will maximize profits on the Premises. CEDCO will be deemed a fiduciary with respect to GELLC regarding enforcement of this Section
14. CEDCO will not cease diligent operation of business hereunder except by: (i) giving written notice to GELLC one hundred (100) days prior to the day CEDCO ceases operation; (ii) providing adequate protection of the Premises during any period of vacancy; and (iii) paying to GELLC all amounts advanced to develop and construct the Premises as set forth herein and the Master Lease. Notwithstanding anything herein to the contrary, CEDCO will pay monthly as Base Annual Rental and Annual Percentage Rental during any period in which CEDCO discontinues operation an amount equal to the mean average of the sum of the Base Annual Rental and Annual Percentage Rental for the three (3) Lease Years immediately preceding such period. The exceptions listed in this Section 14 will not effect CEDCO's responsibility for breach hereunder.

15.     PARKING AND COMMON USE AREAS AND FACILITIES.

        All common facilities, automobile parking areas, driveways, entrances, exits and other facilities furnished by CEDCO in or near the Premises, including, without limitation, employee parking areas, truck ways, loading docks, pedestrian sidewalks and ramps, landscaped areas, interior and exterior hall and stairways and other areas and improvements provided for the general and common use by the tenants, their officers, agents, employees and other invitees, will at all times be subject to the control and management of CEDCO.

16.     COMPLIANCE WITH LAWS.

        CEDCO's use and occupation of the Premises, and the condition thereof, will comply with the Laws, Gaming Laws or any other applicable governmental requirement, and CEDCO will comply with all of the such laws during the Lease Term and any extensions or renewals thereof, including, without limitation, any financial responsibility and assurance requirements imposed thereunder. CEDCO will, at CEDCO's sole cost and expense, comply

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with all applicable directions, rules and regulations of the fire marshal, health officers, building inspectors, federal, state and local agencies and regulatory bodies, including but not limited to environmental agency having jurisdiction. CEDCO will not permit any act or condition to exist in or about the Premises which will increase any insurance rate, except when such acts are required in the normal course of its business and CEDCO will pay for such increase. CEDCO will supply GELLC with a copy of any notification or report required by the Laws or Gaming Laws and given to any federal, state or local agency in connection with the Premises within five (5) days of the date that such notification or report is sent to such agency.

17.     OPERATION OF PREMISES.

        CEDCO will operate and maintain the Premises in compliance with and will not cause or permit the Premises to be operated in violation of, any of the Gaming Laws or Laws. CEDCO will comply with all applicable reporting and recordkeeping requirements imposed thereunder and will provide GELLC access to all such reports and records. CEDCO will immediately notify GELLC, in writing, of (i) any and all remedial or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Laws or Gaming Laws in respect of the Premises or the activities conducted thereon and (ii) all claims made or threatened by any third party against CEDCO or the Premises relating to any demand, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of remedial action or any other cost or expense whatsoever resulting from the violation or alleged violation of any of the Laws or Gaming Laws.

18.     MAINTENANCE.

        CEDCO hereby accepts the Premises "as is," with no representation or warranty of GELLC as to the condition thereof. CEDCO will at all times at its own expense maintain, repair and replace, as necessary, all improvements, personal property, equipment and fixtures located on the Premises and will keep the same in good working condition, including all portions of the Premises and the Premises, whether or not the Premises were in such condition upon the commencement of this Lease.

19.     INDEMNIFICATION.

        Except for negligence of GELLC or any of its members, officers, agents or employees, CEDCO will indemnify and hold harmless GELLC and any of GELLC's members, officers, directors, agents and/or employees, from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from CEDCO's or the Tribe's or their respective officers', agents or employees' operations of or relating in any manner to the Premises, whether relating to original design or construction, latent defects, alteration, maintenance, the presence on or under, or the escape, seepage, leakage, spillage or discharge of Regulated Substances in respect of the Premises, violations of any of the

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Laws or Gaming Laws, or any governmental regulations or other applicable governmental requirements, including but not limited to thereon, supervision or otherwise, or from any breach of; default under or failure to perform any term or provision of this agreement by CEDCO, its officers, employees, agents or other persons. It is expressly understood that CEDCO's obligations under this paragraph will survive the expiration or earlier termination of this Lease for any reason.

20.     QUIET ENJOYMENT. [INTENTIONALLY OMITTED.]

21.     CONDEMNATION OR DESTRUCTION.

        (a) In case of a taking of all or any part of the Premises or the commencement of any proceeding or negotiations which might result in a taking of all or any portion of the Premises, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between GELLC, CEDCO and those authorized to exercise such right ("Taking"), CEDCO will promptly give written notice thereof to GELLC, generally describing the nature and extent of such Taking. CEDCO may prosecute, if permissible under the law of the sovereign exercising condemnation jurisdiction, any award, compensation or damage resulting from a Taking, to which it is entitled but will not have the right to GELLC's award, compensation or damages. CEDCO will be entitled to any award, compensation or damages designated as CEDCO's resulting from a Taking.

        (b) In case of a Taking of the whole of the Premises, other than for temporary use ("Total Taking"), this Lease will terminate as of the date of such Total Taking and all rental and other sum or sums of money and other charges provided to be paid by CEDCO will be apportioned and paid to the date of such Total Taking. Total Taking will include a taking of substantially all of the Premises if the remainder of the Premises is not useable and cannot be made useable for the purposes provided herein.

        (c) In case of a temporary taking or a temporary loss of use of the whole or any part of the Premises by a Taking (a "Temporary Taking"), this Lease will remain in full force and effect without any reduction of rent or any other sum payable hereunder. CEDCO will be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities will extend beyond the date of expiration of this Lease, in which case the award made for such taking will be apportioned between GELLC and CEDCO as of the date of such expiration. At the termination of any such use or occupation of the Premises, CEDCO will, at its own cost and expense, promptly commence and complete the restoration of the Premises. CEDCO will not be required to make the restoration if the term of this Lease will expire prior to, or within one hundred eighty (180) days after, the date of expiration of the Temporary Taking, and in such event GELLC will be entitled to recover all damages and awards arising out of the failure of the condemning authority to repair and restore the building at the expiration of the Temporary Taking.


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        (d) In the event of a Taking of less than all of the Premises other than a Temporary Taking (a "Partial Taking") or of damage or destruction to all or any part of the Premises all awards, compensation or damages will be paid to GELLC, and GELLC will have the option to terminate this Lease by notifying CEDCO in writing within sixty (60) days after CEDCO gives GELLC notice of such damage or destruction or that title has vested in the Taking authority. CEDCO will thereupon have a period of sixty (60) days in which to elect in writing to continue this Lease on the terms herein provided. If CEDCO does not elect to continue this Lease or fails during such sixty (60) day period to elect to continue this Lease, then this Lease will terminate as of the last day of the month during which such period expired. CEDCO will then immediately vacate and surrender the Premises, all obligations of either party hereunder will cease as of the date of termination and GELLC may retain all such awards, compensation or damages. If GELLC does not elect to continue this Lease, then this Lease will continue on the following terms: Rental and other sums due under this Lease will continue unabated, and CEDCO will promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such Partial Taking, damage or destruction as approved by GELLC in its sole discretion. GELLC will promptly make available in installments as restoration progresses an amount equal to any award, compensation or damages received by GELLC, upon written request of CEDCO accompanied by evidence reasonably satisfactory to GELLC that such amount has been paid or is due and payable and is properly a part of such costs and that there are no mechanics' or similar liens for labor and materials theretofore supplied in connection with the restoration. GELLC will be entitled to keep any portion of such award, compensation or damages which may be in excess of the cost of restoration, and CEDCO will bear all additional costs, fees and expenses of such restoration in excess of the amount of any such award, compensation or damages.

        (e) Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter CEDCO is in default under this Lease and such default is continuing, GELLC is hereby authorized and empowered, in the name and on behalf of CEDCO and otherwise, to file and prosecute CEDCO's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses, including attorney's fees, incident to the collection thereof, to the curing of such default and any other then existing default under this Lease.

22.     INSPECTION.

        GELLC and its authorized representatives will have the right, upon giving reasonable notice, to enter the Premises and the Premises or any part thereof and inspect the same and make photographic or other evidence concerning CEDCO's compliance with the terms of this Lease. CEDCO will select generally accepted security and accounting systems approved by an independent third party testing firm chosen by CEDCO. GELLC will be provided access to such systems as GELLC may from time to time determine (including, without limitation, on-line or dial up access to any such systems). CEDCO will keep full, complete and accurate books, records and accounts of all business done including any sales or other tax

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reports that CEDCO may be required to furnish to any governmental agency at or from the Premises and Premises sufficient to permit GELLC to verify all statements, certificates and accounting delivered to GELLC. GELLC will have full and complete access to, and will have the right to inspect all books, records, accounts and security and accounting systems as it may from time to time determine in its discretion, provided however, that such access does not materially interfere with CEDCO's operation of the Premises. Should any audit by GELLC reveal that any statement or account rendered by CEDCO was in error by ten percent (10%) or more, then in addition to any other remedy of GELLC, CEDCO will reimburse the cost of such audit to GELLC upon demand.

        CEDCO shall maintain all books and records in accordance with Generally Accepted Accounting Principles. CEDCO shall keep all funds from the gaming operation separate from all other funds maintained by CEDCO. CEDCO shall properly account to GELLC for all Gross Gaming Revenue. The parties desire to utilize electronic or telephonic technology to determine and account for the amount of Gross Gaming Revenue on a daily basis. CEDCO shall use its best efforts to provide and maintain a central accounting system utilizing such technology that tracks and properly accounts for Gross Gaming Revenue. CEDCO shall insure GELLC has electronic, telephonic, manual or such other access as GELLC may determine, to the central accounting system and is provided not less than the same access and information as CEDCO is provided. GELLC shall have access to all information generated by the central accounting system as it may from time to time determine. Gross Gaming Revenue shall be verified by GELLC in accordance with reports generated by the central accounting system. CEDCO will acquire the central accounting system provided for in this paragraph. In the event Gross Gaming Revenue cannot be monitored by the central accounting system, CEDCO shall account to GELLC for Gross Gaming Revenue to GELLC on a daily basis.

23.     TESTING.

        CEDCO will have the accounting and security systems, the gaming equipment and the table game, keno and pari-mutual operations inspected and tested from time to time pursuant to industry standard audit techniques by a testing firm acceptable to GELLC. CEDCO will provide GELLC with written certified results of all tests or inspections performed on the Premises or the Premises. All costs associated with the inspection, preparation and certifica-tion of results, as well as those associated with correcting problems revealed by said inspections, will be paid by CEDCO. GELLC hereby reserves the right to require inspections more frequently than annually, but at GELLC's own expense. All inspections and tests performed in compliance with this Section 23 will be in compliance with the Gaming Laws and any other applicable governmental regulation.

24.     LENDER REQUIREMENTS.

        GELLC and CEDCO, in its use, occupancy and maintenance of the Premises will comply with all requirements of the Loan Agreement and the Master Lease.

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25.     DEFAULT AND REMEDIES.

        (a) Each of the following will be deemed a breach of this Lease and a default:

                (i) If any material representation or warranty of GELLC or CEDCO herein or in the Business Lease, Master Lease or Loan Agreement or any other agreement executed in connection with this Lease was false when made, or in the event that any such representation or warranty is continuing and becomes materially false at any time through no fault of the other party, or if GELLC or CEDCO renders any materially false statement or account;

               (ii) If any rent or other monetary sums due remain unpaid for fifteen (15) days after the date such payment is due;

              (iii) If GELLC or CEDCO fails to timely perform any of the covenants, conditions or obligations of this Lease;

               (iv) If there is a breach or default hereunder or under the Business Lease, the Master Lease or the Loan Agreement, or if there is a breach or default under any security agreement executed in connection with the Loan Agreement or under any other agreement between (1) GELLC or any general or limited partnership organized by GELLC in accordance with the laws of any state of the United States or its territories or any partner, officer, director or shareholder of GELLC, or any corporation or other entity controlled by GELLC, or by any partner, officer, director or shareholder of GELLC, and (2) CEDCO;

                (v) If GELLC or CEDCO becomes insolvent by reason of its inability to pay its debts as they mature, performs any act of bankruptcy, or makes an assignment for the benefit of creditors or an admission of its inability to pay its obligations as they become due;

               (vi) If GELLC or CEDCO violates any Law, Gaming Law, health, safety or sanitation law, ordinance or regulation or operates the Premises in a manner that presents a material health or safety hazard to its customers or the public; and/or

              (vii) If GELLC or CEDCO fails to materially comply with any of the Laws, Gaming Laws or any other federal, state and local laws relating to underground storage facilities and other applicable environmental matters.

        (b) If any such breach or default does not involve the payment of any rental or other monetary sum, is not willful or intentional, does not place any rights or property of the nonbreaching party in immediate jeopardy, is not known to the breaching party (unless the nonbreaching party has given the other notice thereof) and is within the reasonable power of the breaching party to cure within sixty (60) days after receipt of notice thereof, then such

14 - PARTICIPATING LEASE

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event will not constitute a default hereunder, unless otherwise expressly provided herein, unless and until the non-breaching.party has given the other notice thereof and a period of sixty (60) days has elapsed, during which period the breaching party may correct or cure such event, upon failure of which a default will be deemed to have occurred hereunder without further notice or demand of any kind. If such breach or default cannot reasonably be cured within the sixty (60) day period, and the breaching party is diligently pursuing a cure of such breach or default, then breaching party will after receiving notice specified herein have a reasonable period to cure such breach or default not to exceed six (6) months.

        (c) In the event of any breach or default, and without any notice except, if applicable, the notice prior to default required under certain circumstances by paragraph (b) above or such other notice as may be required by law and cannot be waived by CEDCO (all other notices being hereby waived), GELLC will be entitled to exercise, at is option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

                (i) To terminate this Lease and call due any and all amounts due and owing by CEDCO under this Lease;

               (ii) To reenter and take possession of the Premises or any part thereof (which reentry will not operate to terminate this Lease unless GELLC expressly so elects), of any or all personal property or fixtures of CEDCO upon the Premises related to the operation of the Mill Casino, the equipment and of all franchise, licenses, permits and other rights or privileges of CEDCO pertaining to the use and operation of the Premises and to conduct business thereon in the name of GELLC or of CEDCO but for the sole profit and benefit of GELLC and without compensation to CEDCO, provided however, GELLC will not conduct or otherwise operate any gaming on the Premises except as otherwise authorized by law;

              (iii) To seize all personal property, equipment or fixtures upon the Premises which CEDCO owns or in which it has an interest related to the operation of the Mill Casino, in which GELLC will have a landlord's lien and is hereby granted a security interest, and to dispose thereof in accordance with laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at the cost of CEDCO;

               (iv) To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original term of this Lease), at such rentals and upon such other terms as GELLC, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rentals and other sums due from CEDCO in such order as GELLC may, in its sole discretion, determine, with CEDCO remaining liable for any deficiency;


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                (v) To recover from CEDCO an amount equal to the difference between the rentals and such other sums (including all sums required to be paid by CEDCO, such as taxes and insurance) to be received from the date of such breach to the expiration of the original term hereof and the reasonable long term rental value of the Premises for the same period; and/or

               (vi) To recover from CEDCO all expenses, including attorneys' fees, reasonably paid or incurred by GELLC as a result of such breach.

              (vii) In order to cure a default under this Lease, avoid termination of the gaming operation at the Premises and to provide a method to pay GELLC the Rental Payments, the Tribe, CEDCO and GELLC agree that GELLC can request, but shall not require, the Tribe to continue to operate the gaming facility at the Premises under one of the following options wherein the Tribe shall: (i) remove all officers and/or directors of CEDCO who are responsible for managing the gaming operation and to appoint such officers and/or directors as GELLC may approve to manage the gaming operation on the Premises on behalf of the Tribe; (ii) charter and establish a newly formed corporation with officers and directors approved by GELLC to replace CEDCO as the entity managing the gaming operation at the Premises; (iii) appoint a receiver on behalf of the Tribe which is acceptable to GELLC to manage the gaming operation at the premises; and/or (iv) enter into a contract on terms, and with a management company acceptable to GELLC which has been, or in GELLC's opinion is capable of being, approved by the National Indian Gaming Commission.

        In addition, in the event of any breach or default by CEDCO, GELLC may, but will not be obligated to, immediately or at any time thereafter, and without notice, except as required herein, correct such breach or default without, however, curing the same for the account and at the expense of CEDCO. Any sum or sums so paid by GELLC, together with interest at the then existing maximum legal rate, but not higher than prime plus two percent (2%), and all costs and damages, will be deemed to be additional rent hereunder and will be immediately due from CEDCO to GELLC.

26.     MORTGAGE AND SUBORDINATION.

        (a) GELLC will acquire a lien upon the Business Lease, the Master Lease, all furnishings, fixtures, equipment, decoration, supplies, accessories and other personal property which CEDCO owns or in which it has an interest located on the Premises to secure the payment of all sums due thereunder and the performance of all other obligations of CEDCO under this Lease, the Master Lease, the Business Lease, the Loan Agreement and related agreements. CEDCO's interest in the Business Lease, the Master Lease, this Lease, leasehold improvements or equipment will be subordinate to any encumbrances placed upon such assets only if placed by or at the written direction of GELLC pursuant to a release executed by GELLC. CEDCO agrees to execute such subordination documents as GELLC will from time to time require. CEDCO will keep the Premises free from any liens for work

16 - PARTICIPATING LEASE

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performed, materials furnished or obligations incurred without the prior written authorization from GELLC. Notwithstanding any other provision to the contrary, nothing herein shall entitle GELLC or any other entity to a lien on real property held by the United States in trust for the Coquille Tribe, or to a lien on any other property owned by the United States and used by the Tribe, or on any Tribal assets that, by federal statute or regulation, are restricted or excluded from liens or mortgage (specifically excepting those encumbrances approved by the Secretary and those assets constructed or procured pursuant to thus Lease or any transaction entered into in connection with this Lease or the proceeds, profits or rents to be derived hereof or therefrom). NOTICE IS HEREBY GIVEN THAT, EXCEPT TO THE EXTENT NECESSARY TO SECURE LOANS EXTENDED BY LESSOR OR AN AFFILIATE OF LESSOR, NEITHER LESSEE NOR ITS PREDECESSORS IN INTEREST (OTHER THAN LESSOR) ARE AUTHORIZED TO PLACE ANY LIEN, MORTGAGE, DEED OR TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES, IMPROVEMENTS, EQUIPMENT OR LESSOR'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID WITHOUT A WRITTEN RELEASE FROM LESSOR.

        (b) This Lease at all times will be subordinate to the lien of any ground leases, mortgage, mortgages, security agreements or trust deeds now or hereafter placed upon the Premises by GELLC,with CEDCO's consent, and CEDCO covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any such ground lease, mortgage, mortgages, security agreements or trust deeds as will be desired by GELLC, or any mortgagees or proposed mortgagees or trustees under mortgages or trust deeds, upon the condition that CEDCO will have the right to remain in possession of the Premises under the terms of this Lease, notwithstanding any default in any such mortgage, mortgages, trust deed or trust deeds, or after foreclosure thereof, so long as CEDCO is not in default under any of the covenants, conditions and agreements contained in this Lease.

        (c) Upon consent and release by GELLC, if any mortgagee or trustee elects to have this Lease and the interest of CEDCO hereunder be superior to any such interest or right and evidence such election by notice given to CEDCO, then this Lease and the interest of CEDCO hereunder will be deemed superior to any such mortgage or trust deed, whether this Lease was executed before or after such mortgage or trust deed and in that event such mortgagee or trustee will have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of the mortgage or trust deed and has been assigned to such mortgagee or trustee.

        (d) [Reserved]

        (e) CEDCO will execute and deliver whatever instruments may be required for the purposes set forth in this Section 26, and in the event CEDCO fails so to do within ten (10) days after demand in writing, CEDCO does hereby make, constitute and irrevocably appoint GELLC as its agent and attorney-in-fact and in its name, place and stead to do so.


17 - PARTICIPATING LEASE

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27.     ESTOPPEL CERTIFICATES.

        At any time, and from time to time, CEDCO agrees, promptly and in no event later than ten (10) days after a request in writing from GELLC, to execute, acknowledge and deliver to GELLC a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rental and other charges have been paid.

28.     ASSIGNMENT.

        (a) GELLC will have the right to sell or convey up to forty-nine percent (49%) of its right, title and interest in this Lease in whole or in part with the prior approval of CEDCO which consent will not be unreasonably withheld. CEDCO may consider the proposed transferee's financial condition or moral character or any reason CEDCO has previously declined to conduct business with any such proposed transferee when determining whether or not to grant its consent. CEDCO's consent will not be required for any transfer, assignment or conveyance of this Lease, the Master Lease or any other agreement entered into in connection with the transactions set forth herein to any affiliate of GELLC and GELLC will be relieved from and after the date of any such transfer, assignment or conveyance of liability for the performance of any obligation contained herein. GELLC may sell or convey more than forty-nine percent (49%) of its right, title and interest in this Lease only with the prior consent of CEDCO which may be withheld in CEDCO's discretion. In the event of any such sale or assignment other than a security assignment, GELLC will be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation contained herein, except for obligations or liabilities accrued prior to such assignment or sale, provided however, any such loan will grant CEDCO the right to cure any default by GELLC thereunder, by purchase or otherwise. Notwithstanding any provision herein to the contrary, GELLC may make a security assignment of its interest herein to one (1) or more institutional lenders, provided however, any such loan will grant CEDCO the right to cure any default by GELLC thereunder, by purchase or otherwise.

        (b) CEDCO acknowledges that GELLC has been induced to enter into this Lease in anticipation of transactions set forth in the Business Lease, the Master Lease and the Loan Agreement with and upon the particular purposes for which the Premises will be used. CEDCO acknowledges that only entities affiliated with the Coquille Indian Tribe may operate the Premises in accordance with the Plans and Specifications and agrees that it will not assign this Lease or any interest therein, or a majority ownership interest in CEDCO, or permit an assignment of this Lease by operation of law, or sublet all or any part of the Premises, without the prior written consent of GELLC. GELLC may withhold or condition such consent upon such matters as GELLC may in its sole discretion determine, including without limitation, the experience and creditworthiness of the assignee, the assumption by the assignee of all of CEDCO's obligations hereunder by undertakings enforceable by CEDCO, the transfer to such assignee of all necessary licenses and franchises to continue operating the

18 - PARTICIPATING LEASE

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Premises for the purposes herein provided, receipt of such representations and warranties from such assignee as GELLC may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. Notwithstanding the above, the Tribe is not required to obtain the consent of any other person to reorganize or amend the Articles of Incorporation of CEDCO, or to transfer assets and liabilities of CEDCO, or to assign any and all rights and obligations or interest under this Lease to another Person, so long as the Person is either the Tribe, an entity or instrumentality of the Tribe, or a wholly-owned corporation created by the Tribe AND, provided that (i) the Tribe or CEDCO transfers the authority to conduct the activities authorized by the Gaming Ordinance on behalf of the Tribe from CEDCO to such Person, (ii) such Person expressly assumes the obligations of CEDCO hereunder by a written instrument satisfactory to GELLC, executed and delivered to GELLC by such Person, (iii) if such Person has sovereign immunity from suit, such Person consents to be sued to the same extent CEDCO consented to be sued herein, (iv) CEDCO delivers to GELLC a legal opinion of counsel acceptable to GELLC stating that this Participating Lease is a valid, binding and enforceable obligation of such Person and (v) such merger, consolidation, sale, transfer or conveyance does not cause any lien or encumbrance on the Pledged Revenues (as defined in the Depository Agreement) to arise prior to the right of GELLC to receive Rental Payments hereunder; provided, further, that the Tribe shall always have the sole proprietary interest and responsibility for the conduct of any gaming activity as required by the IGRA. No such assignment or subletting will relieve CEDCO, any prior assignee or any guarantor of their obligations respecting this Lease.

        (c) Members of GELLC shall not assign any interest in GELLC without CEDCO's written consent.

29.     DEVELOPMENT AND SUBLEASE OF THE SITE II PREMISES.
[INTENTIONALLY OMITTED.]

30.     NOTICES.

        All notices, demands, requests, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease will be in writing and will be deemed to have been properly given if sent by registered or certified mail, Federal Express, Airborne, Emery, DHL, Express Mail, Purolator or by other recognized overnight courier service (the "Courier Service"), postage prepaid, to the parties at the addresses set forth below. All notices will be deemed received when delivered but in no event later than five
(5) days after they are deposited with either the United States Postal Service or the Courier Service, whichever shall first occur.

               IF TO LESSEE, ADDRESSED TO:

                  COQUILLE ECONOMIC DEVELOPMENT CORPORATION
                  3201 TREMONT


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                  NORTH BEND, OREGON  97459
                  ATTENTION: KEN SMITH; AND

               WITH COPIES TO:

                  Ater Wynne Hewitt Dodson & Skerritt, LLP
                  Douglas E. Goe
                  222 SW Columbia, Suite 1800
                  Portland, Oregon  97201;

                  Native American Program
                  Edmund J. Goodman
                  917 SW Oak, Suite 410
                  Portland, Oregon 97205;

                  Coquille Indian Tribe
                  295 South 10th Street
                  Coos Bay, Oregon  97420
                  Attn: Tribal Chairman

               IF TO LESSOR, COPIES ADDRESSED TO:

                  Full House Resorts, Inc.
                  12555 High Bluff Drive
                  Suite 380
                  San Diego, California  92130
                  Attn: Robert L. Kelley; and

                  GTECH Corporation
                  55 Technology Way
                  West Greenwich, Rhode Island  02817
                  Attn:  John Taylor

                  WITH COPIES TO:

                  Mary V. Brennan
                  12555 High Bluff Drive
                  Suite 380
                  San Diego, California  92130; and

                  Office of the General Counsel
                  GTECH Corporation


20 - PARTICIPATING LEASE

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                  55 Technology Way
                  West Greenwich, Rhode Island 02817

31.     DISPUTE RESOLUTION.

        (a) BINDING ARBITRATION. It is the intention of the parties to establish a successful working relationship through open communications and to cooperate as fully and reasonably as possible. However, should any dispute arise under this Lease whether sounding in contract, tort or otherwise, which cannot be resolved between the parties through their continuing communication, the following procedure for resolution of all disputes arising hereunder through binding arbitration shall apply:

                (i) The parties shall each appoint an arbitrator within ten (10) days of written notice by one of the parties that a dispute exists under this Lease. In the event that either party fails to appoint an arbitrator within such ten (10) day period then the appointed arbitrator will be the sole arbitrator of the dispute notwithstanding Section 31(a)(ii). CEDCO's sole remedies with respect to any breach by GELLC of the terms and conditions of this Lease will be limited to specific enforcement or monetary damages and shall specifically exclude the right of CEDCO to terminate this Lease.

               (ii) Once the two arbitrators have been appointed, they will agree upon and appoint, within ten (10) days following their appointment, a third arbitrator, and if the two arbitrators cannot agree upon a third arbitrator, the third arbitrator will be appointed in accordance with the rules and procedures of the American Arbitration Association then in existence. No arbitrator shall be related to or affiliated with any party hereto.

              (iii) Such arbitrator(s) will hold an arbitration hearing at Portland, Oregon, within twenty (20) days after the third arbitrator is appointed or there is a default in appointment of an arbitrator, as the case may be. The hearing will be conducted in accordance with the Commercial Arbitration Rules then in existence for the American Arbitration Association. The arbitrator or arbitrators, as the case may be, will allow each party to present its case, evidence and witnesses, if any, in the presence of the other parties, and will render their written determination within ten (10) days. Each party will bear the costs of its own arbitrator, its own attorney's fees and costs, and one-half the costs of the third arbitrator (if any).

               (iv) The award of the majority of the arbitrators or the single arbitrator, as the case may be, will be binding on the parties, and either party may commence an action in an appropriate Federal District Court to enforce an arbitration award. In the event that such court determines it does not have subject matter jurisdiction such action may be commenced or brought in the courts of the State of Oregon in the manner set forth in Section 31(b)(vi).

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        (b)    SOVEREIGN IMMUNITY:  LIMITED WAIVER.

                (i) Except as set forth in this Section, nothing in this Lease is intended or will be construed to waive in any manner CEDCO's general relief and immunity from suit with respect to any dispute or matter outside of the terms of this Lease or any claims or demands of any person or entity not a signatory to this Lease or not a successor, permitted assign to this Lease or lessee or sublessee of all or part of the Premises. Nothing is intended or shall be construed to be a waiver or limitation on sovereign immunity except as provided expressly in this Section.

               (ii) With the goal of insuring the successful operation of the Premises, thereby providing substantial economic and social benefits for CEDCO and members of the Tribe, and to induce GELLC to enter into and perform this Lease, CEDCO does hereby, subject always to the conditions of paragraphs (ii), (iii), (iv), (v), (vi) and (vii) of this Section, unequivocally waive its sovereign immunity from suit and binding arbitration as to both jurisdiction and liability in regard to matters involving or claimed to involve this Lease (the "Limited Waiver").

              (iii) The Limited Waiver extends only to CEDCO's representations, warranties, covenants, undertakings and obligations under this Lease, and any lease by GELLC or any Sublease.

               (iv) The Limited Waiver extends only to, and is for the sole benefit of GELLC and its successors, permitted assigns, lessees and sublessees. No other person or entity whatsoever, private, public or governmental, shall have the right to use or assert the Limited Waiver in any manner or for any purpose whatsoever.

                (v) Under the Limited Waiver, GELLC and its successors, permitted assigns, lessees and sublessees shall have the joint and several right to a court order for (A.) equitable relief, whether by way of injunction or otherwise, to enforce GELLC's rights, or CEDCO's duties or obligations, or any rights, duties or obligations of any of lessees or sublessees or any of them, under this Lease and/or (B.) enforcement of an arbitration award under Section 31(a) and/or (C.) an order compelling arbitration under Section 31(a).

               (vi) If judicial proceedings are brought to compel arbitration, enforce binding arbitration or register an arbitration award as set forth in the Commercial Arbitration Rules of the American Arbitration Association, such proceedings will be brought only in the United States District Court for the District of Oregon unless by existing statute, court rule or clear judicial precedent such court has no, or will not or cannot accept jurisdiction of the proceeding's subject matter in which case the proceeding may be brought in the appropriate State Court of Oregon. Neither party will argue that the U.S. District Court does not have jurisdiction and both parties will assert that it does have jurisdiction over any judicial proceedings. Compliance with

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        the provisions of this Section 31 will conclusively be deemed an exhaustion of tribal judicial and administrative remedies and proceedings. CEDCO does hereby unconditionally waive any right to require any exhaustion of tribal administrative or judicial remedies in any manner other than as set forth in this Section 31. In the event the governing law of the United States of America looks to the law of a particular state for its content, the law applicable in that instance shall be the laws of State of Oregon.

              (vii) Notwithstanding the Limited Waiver and any order, judgment or decree resulting therefrom, there shall be no attachment, execution, garnishment charge or levy whatsoever upon any assets or funds of CEDCO except those specified in Section 26 hereof

32.     HOLDING OVER.

        If CEDCO remains in possession of the Premises after the expiration of the term hereof, CEDCO may be deemed a tenant on a month-to-month basis and will continue to pay rentals and other sums in the amounts herein provided and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by GELLC will be deemed a consent to such holding over.

        CEDCO agrees to remove all property removable under the terms of this Lease within sixty (60) days after termination of this Lease or pay a daily rental computed at the rate of double the daily rental charged during the year immediately preceding termination of this Lease from the day following the termination date of this Lease until said property is removed.

33.     LANDLORD'S LIEN.

        GELLC will have a landlord's lien upon all furnishings, fixtures, equipment, decoration, supplies, accessories and other personal property which CEDCO owns or in which it has an interest located on the Premises and related to the operation of the Mill Casino to secure the payment of all rental and other sums due under hereunder and the performance of all other obligations of CEDCO under the Business Lease and the Master Lease.

34.     REMOVAL OF LESSEE'S PROPERTY.

        At the expiration of the Lease Term, and if CEDCO is not then in breach hereof, CEDCO may remove from the Premises all personal property belonging to CEDCO. CEDCO will repair any damage caused by such removal and will leave the Premises broom clean and in good condition and repair inside and out.

35.     FINANCIAL STATEMENTS.

23 - PARTICIPATING LEASE

        Within thirty (30) days after the end of each fiscal quarter and within ninety (90) days after the end of each fiscal year of CEDCO, CEDCO will deliver to GELLC (i) complete unaudited financial statements of, regarding the Commercial Activities and other operations conducted on the Premises, including a profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; and (ii) balance sheets and income statements for the Commercial Activities at the Premises showing gross sales, gross win in respect of the Premises, cost of goods and fuel sold, payroll, profits and losses for the fiscal period then ended. All such financial statements will be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and will be certified to be accurate and complete by CEDCO (or the Treasurer or other appropriate officer of CEDCO). Financial statements for each year end will be audited by a firm acceptable to GELLC. In the event that CEDCO's property and business at the Premises is ordinarily consolidated with other business for financial statement purposes, such financial statements will be prepared on a consolidating basis showing separately the sales, profits and losses, assets and liabilities pertaining to the Premises with the basis for allocation of overhead of other charges being clearly set forth. Copies of audited financial statements will be delivered to GELLC within ten (10) days after receipt by CEDCO.

36.     LESSOR'S LIABILITY.

        Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by GELLC, that there will be absolutely no liability on the part of GELLC in excess of the financial obligations set forth in this Lease and the Master Lease, and CEDCO will look solely to the amounts provided in accordance therewith for the satisfaction of each and every remedy of CEDCO in the event of any breach by GELLC of any of the terms, covenants and conditions of this Lease to be performed by GELLC, such limitation and exculpation of liability to be absolute and without any exception whatsoever.

37.     CONSENT.

        (a) CONSENT OF CEDCO. CEDCO will have no liability for damages resulting from CEDCO's failure to give any consent, approval or instruction reserved to CEDCO, GELLC's sole remedy in any such event being an action for injunctive relief.

        (b) CONSENT IN GENERAL. At all places in this Lease where approval or consent or other action of a party is required, such consent or action shall consist of either the written approval, consent or action of the party or by silent assent as provided hereinafter. No approval, consent or action of a party hereto shall be unreasonably withheld or delayed provided however, that the foregoing will not apply where a specific provision of this Lease allows an absolute right to deny approval or consent or withhold action. Unless the party of which consent or approval is requested has expressly disapproved of or not consented to the thing or act for which approval or consent is sought within ten
(10) days after receipt of the

24 - PARTICIPATING LEASE
request for approval or consent or action, they will be deemed to have granted approval or consent or agreed to such action through silent assent, and the party requesting the consent or approval will proceed accordingly.

38.     WAIVER AND AMENDMENT.

        This Lease amends, restates and supersedes the Old Participating Lease in its entirety. No provision of this Lease will be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter will not be deemed a waiver of the same or any other matter on any future occasion.

39.     JOINT VENTURE.

        Neither the provision set forth herein for the computation of Annual Percentage Rental, nor any one or more agreements contained herein, is intended, nor will the same be deemed or construed, to create a partnership between GELLC and CEDCO, to make them joint venturers, nor to make GELLC in any way responsible for the debts or losses of CEDCO.

40.     CAPTIONS.

        Captions are used throughout this Lease for convenience of reference only and will not be considered in any manner in the construction or interpretation hereof.

41.     SEVERABILITY.

        The provisions of this Lease will be deemed severable. If any part of this Lease will be held unenforceable by any court of competent jurisdiction, the remainder will remain in full force and effect, and such unenforceable provisions will be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

42.     CONSTRUCTION GENERALLY.

        This Lease is a long-term commercial lease between sophisticated entrepreneurs which has been entered into by both parties in reliance upon the economic and legal bargains contained herein. This Lease will be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. CEDCO acknowledges that this Lease is a "true lease" and is not a financing lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement and CEDCO waives any claim or defense based upon the characterization of this Lease as anything other than a true lease.

25 - PARTICIPATING LEASE

43.     OTHER DOCUMENTS.

        Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Lease. The parties will execute and record a Memorandum of Lease evidencing this Lease.

44.     ATTORNEY'S FEES.

        In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party will be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled.

45.     ENTIRE AGREEMENT.

        This Lease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.

46.     COUNTERPARTS.

        This Lease may be executed in one or more counterparts, each of which will be deemed an original.

47.     COVENANT OF GOOD FAITH AND FAIR DEALING.

        GELLC and CEDCO hereby specifically warrant and represent to each other that neither will act in any manner that would cause this Lease to be altered, amended, modified, canceled or terminated, except as otherwise set forth herein, without the consent of the other. GELLC and CEDCO further warrant and represent that they will take all actions necessary to ensure that this Lease will remain in good standing at all times and will fully cooperate with each other in achieving the goals of this Lease and the Master Lease.

48.     CONFIDENTIALITY; NON-DISCLOSURE.

        GELLC and CEDCO agree that confidential information will remain confidential and will not be disclosed without the written consent of the other parties to any third party other than, the Tribal Council, the National Indian Gaming Commission, the Bureau of Indian Affairs, the South Dakota Gaming Commission, the Securities and Exchange Commission, the State of Oregon (if required by the Compact) and any other gaming authority which has jurisdiction over GELLC or CEDCO, or except as otherwise expressly required by gaming or federal securities law, or other legal authority having jurisdiction, direct or indirect, over any party hereto.

26 - PARTICIPATING LEASE

49.     LENDER PROVISIONS

        Reference is made to that certain Consent, Estoppel, Attornment, Subordination and Non-Disturbance Agreement of even date herewith (the "Consent & Estoppel"), by and among Lessor, Lessee, Miller & Schroeder Investments Corporation (defined as "Lender" for purposes of this section) and the Tribe. Lessor and Lessee expressly acknowledge the benefits to Lender contained in Sections 5, 6, 7, 8, 10, 11 and 12 of the Consent & Estoppel and hereby incorporate such terms into this Lease by this reference, to the extent applicable.

50.     CERTAIN DEBT.

        (a) Reference is made to the Loan Agreement and to that certain Depository Agreement, of even date herewith, between CEDCO and First Trust National Association (the "Depository Agreement.") CEDCO hereby agrees with GELLC that during the term of the Lease it shall not incur nor permit the incurrence of any Debt except:

               (i) such Debt as is evidenced by the Bullet Note or the Monthly Installment Note;

               (ii) such additional Debt as is permitted under Section 6.36 (ii)
(A), (B) or (C) of the Loan Agreement and Article V(f) or (g) of the Depository Agreement;

               (iii) such additional Debt as is permitted under Section 6.36
(ii) (D) of the Loan Agreement, provided that (I) such additional Debt ranks subordinate to all Rental Payments due hereunder, (II) such Debt would pass the test set forth in Article V (g) II (A) or (B) of the Depository Agreement if such test were a condition to the incurrence of such Debt; and (III) CEDCO executes and delivers such documents as may be necessary or appropriate to evidence the priority of the Rental Payments to such Debt and to certify that such Debt is permitted hereunder; and

               (iv) such additional Debt as GELLC may otherwise consent to in writing.

        (b) All terms used in this Section 50 but not otherwise defined in this Lease shall have the respective meanings set forth in the Loan Agreement.

        (c) All references to the Loan Agreement or the Depository Agreement in this Section 50 shall be to such agreements as in effect on the date hereof.

        IN WITNESS WHEREOF, GELLC and CEDCO have entered into this Lease as of the date first above written.


27 - PARTICIPATING LEASE

                                    LESSEE:

                                    COQUILLE ECONOMIC DEVELOPMENT
                                    CORPORATION


                                    By: /s/ KEN SMITH
                                       ---------------------------------
                                    Name: Ken Smith
                                         -------------------------------
                                    Title:  President
                                          ------------------------------


STATE OF OREGON              )
                             ) ss.
County of MULTNOMAH          )

On this 8th day of October, 1996, before me, the undersigned officer, personally appeared Ken Smith, President of CEDCO, known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of CEDCO for the purpose therein contained.

        In witness whereof, I hereunto set my hand and official seal.


                                           /s/ SANDRA BOESPFLUG
                                           --------------------------------
[ S E A L ]                                Notary Public
                                           My commission expires: May 26, 1998


28 - PARTICIPATING LEASE

                                      LESSOR:

                                      GAMING ENTERTAINMENT L.L.C.
                                      By its members, as follows:

                                      Dreamport, Inc. (formerly GTECH Gaming
                                      Subsidiary 1 Corporation)

                                      By: /s/ JOHN E. TAYLOR, JR.
                                          ------------------------------------
                                      Name: John E. Taylor, Jr.
                                           -----------------------------------
                                      Title:  President
                                            ----------------------------------

                                      GTECH Gaming Subsidiary 2 Corporation

                                      By:  /s/ JOHN E. TAYLOR, JR.
                                          ------------------------------------
                                      Name:  John E. Taylor, Jr.
                                           -----------------------------------
                                      Title:  President
                                            ----------------------------------

                                      Full House Subsidiary, Inc.

                                      By:  /s/ WILLIAM R. JACKSON
                                          ------------------------------------
                                      Name:  William R. Jackson
                                           -----------------------------------
                                      Title:  Vice President
                                            ----------------------------------

                                      Full House Joint Venture Subsidiary, Inc.

                                      By:  /s/ WILLIAM R. JACKSON
                                          ------------------------------------
                                      Name:  William R. Jackson
                                           -----------------------------------
                                      Title:  Vice President
                                            ----------------------------------

29 - PARTICIPATING LEASE

STATE OF Rhode Island        )
                             ) ss.
County of Kent               )

        On this 7th day of October, 1996, before me, the undersigned officer, personally appeared John E. Taylor, Jr., President of Dreamport, Inc., formerly known as GTECH Gaming Subsidiary 1 Corporations, known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of GTECH Gaming Subsidiary 1 Corporations for the purpose therein contained.

        In witness whereof, I hereunto set my hand and official seal.


                                           /s/ MICHELLE ADAMS
                                           -------------------------------
[ S E A L ]                                Notary Public
                                           My commission expires: June 26, 1997


STATE OF Rhode Island        )
                             ) ss.
County of Kent               )

        On this 7th day of October, 1996, before me, the undersigned officer, personally appeared John E. Taylor, Jr., President of GTECH Gaming Subsidiary 2 Corporation, known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of GTECH Gaming Subsidiary 2 Corporation for the purpose therein contained.

        In witness whereof, I hereunto set my hand and official seal.


                                        /s/ MICHELLE ADAMS
                                        --------------------------------
[ S E A L ]                             Notary Public
                                        My commission expires: June 26, 1997

30 - PARTICIPATING LEASE

STATE OF OREGON              )
                             ) ss.
County of MULTNOMAH          )

        On this 8th day of October, 1996, before me, the undersigned officer, personally appeared William R. Jackson, President of Full House Subsidiary, Inc., known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of Full House Subsidiary, Inc., for the purpose therein contained.

        In witness whereof, I hereunto set my hand and official seal.


                                          /s/ SANDRA BOESPFLUG
                                          -----------------------------
[ S E A L ]                               Notary Public
                                          My commission expires: May 26, 1998


STATE OF OREGON              )
                             ) ss.
County of MULTNOMAH          )

        On this 8th day of October, 1996, before me, the undersigned officer, personally appeared William R. Jackson, President of Full House Joint Venture Subsidiary, Inc., known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of Full House Joint Venture Subsidiary, Inc., for the purpose therein contained.

        In witness whereof, I hereunto set my hand and official seal.


                                            /s/ SANDRA BOESPFLUG
                                            -------------------------------
[ S E A L ]                                 Notary Public
                                            My commission expires: May 26, 1998

31 - PARTICIPATING LEASE

                   SECTIONS 81 AND 84 ACCOMMODATION APPROVAL,
                             CONSENT, AND DISCLAIMER
                                       FOR
                               PARTICIPATING LEASE

        The COQUILLE INDIAN TRIBE, a federally recognized Indian tribe (hereafter "Tribe") has submitted a PARTICIPATING LEASE (hereafter "Document") to the Department of the Interior for its review and has requested its approval pursuant to 25 U.S.C. /section//section/ 81 and 84. The Depart- ment has reviewed the Document and determined that it does not constitute an agreement involving services to or an encumbrance of the trust land or other trust assets of the Tribe and, therefore, that the Document is not subject to the provisions of 25 U.S.C. /section//section/ 81 and 84. As a result, these statutes do not limit or impair the capacity of the Tribe to make or enter into the Document without obtaining the approval of the Secretary of the Interior and the Commissioner of Indian Affairs.

        Nevertheless, the Tribe has requested that the Document be approved to avoid casting any doubt on their legitimate authority to validly make and enter into the Document. The Secretary of the Interior and the Commissioner of Indian Affairs do not want their determination that the Document does not require their approval to subject the Tribe to an assertion that the Document is void under the provisions of 25 U.S.C. /section//section/ 81 and 84 due to lack of approval or consent. To avoid casting any doubt due to the lack of such approvals and consents, as an accommodation to the request of the Tribe, the Secretary of the Interior and the Commissioner of Indian Affairs hereby approve and consent to the Document.

        The approval by the Secretary of the Interior and the Commissioner of Indian Affairs as provided above does not and should not be construed or interpreted as indicating that said Document requires their approval or consent to be valid or that the United States assumes or guarantees any of the obligations of the Tribe under said Document.

SECRETARY OF THE INTERIOR

By:
      -------------------------------
Title: Area Director of the Portland Area Office of the Bureau Indian Affairs for the Secretary of the Interior and the Commissioners of Indian Affairs acting under delegated authority

COMMISSIONER OF INDIAN AFFAIRS

By:
      -------------------------------
Title: Area Director of the Portland Area Office of the Bureau Indian Affairs for the Secretary of the Interior and the Commissioners of Indian Affairs acting under delegated authority


32 - PARTICIPATING LEASE

                                    EXHIBIT A
                          LEGAL DESCRIPTION OF PREMISES














33 - PARTICIPATING LEASE

                                    EXHIBIT B

                               CASINO IMPROVEMENTS













34 - PARTICIPATING LEASE